EXHIBIT (a)(5)(b)
LIBERTY GLOBAL, INC.
OFFER TO PURCHASE FOR CASH
Up to 10,000,000 Shares of Its Series A Common Stock, Par Value $0.01 per Share,
at a Purchase Price of $25.00 per Share
and
Up to 10,288,066 Shares of Its Series C Common Stock, Par Value $0.01 per Share,
at a Purchase Price of $24.30 per Share
May 18, 2006
To Our Clients:
      Enclosed for your consideration is an offer to purchase, dated May 18, 2006, and related letter of transmittal in connection with a tender offer being conducted by Liberty Global, Inc., a Delaware corporation (“Liberty Global”). Liberty Global is offering to purchase for cash up to 10,000,000 shares of its Series A common stock and up to 10,288,066 shares of its Series C common stock from its stockholders. The tender offer will be conducted upon the terms and subject to the conditions set forth in the offer to purchase and the letter of transmittal. Liberty Global is inviting stockholders to tender shares of Series A common stock at a purchase price of $25.00 per share and shares of Series C common stock at a purchase price of $24.30 per share, in each case net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the tender offer.
      All shares properly tendered before the “expiration date” (as defined in Section 1 of the offer to purchase), and not properly withdrawn will be purchased by Liberty Global at the purchase price, net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the tender offer, including the proration provisions thereof. See Section 1 of the offer to purchase. Liberty Global will return promptly after the expiration date, at its expense, all shares not purchased because of proration. Liberty Global reserves the right, in its sole discretion, to purchase more than 10,000,000 shares of Series A common stock and/or more than 10,288,066 shares of Series C common stock under the tender offer, subject to applicable law.
      If, at the expiration date, more than 10,000,000 shares of Series A common stock and/or more than 10,288,066 shares of Series C common stock, or such greater number of shares of such series as Liberty Global may elect to purchase in accordance with applicable law, are properly tendered and not properly withdrawn, Liberty Global will, upon the terms and subject to the conditions of the tender offer, accept shares for purchase from all stockholders whose shares are properly tendered and not properly withdrawn on a pro rata basis, with adjustments, if necessary, to avoid purchases of fractional shares, as provided in Section 1 of the offer to purchase.
      We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and we may do so only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.
      Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.
      We call your attention to the following:

1. The purchase price is $25.00 per share of Series A common stock and $24.30 per share of Series C common stock, in each case net to you in cash, without interest.

2. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 6 of the offer to purchase.

3. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on June 15, 2006, unless Liberty Global extends the tender offer.

4. The tender offer is for 10,000,000 shares of Series A common stock and 10,288,066 shares of Series C common stock, constituting approximately 4.4%, 4.5% and 4.4% of Liberty Global’s outstanding shares of Series A common stock, Series C common and common stock of all series, respectively, outstanding as of May 12, 2006.

5. Tendering stockholders who are registered stockholders and who tender their shares directly to Computershare Shareholder Services, Inc., the depositary for the tender offer, will not be obligated to pay any brokerage commissions or fees, solicitation fees or, except as set forth in the offer to purchase and the letter of transmittal, stock transfer taxes on Liberty Global’s purchase of shares under the tender offer.

6. The board of directors of Liberty Global has approved the tender offer. However, neither Liberty Global nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. Liberty Global’s directors and executive officers have advised Liberty Global that they do not intend to tender any shares in the tender offer.
      If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached instruction form.
      YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 2006, UNLESS LIBERTY GLOBAL EXTENDS THE TENDER OFFER.
      The tender offer is being made solely under the offer to purchase and the letter of transmittal and is being made to all record holders of shares of Series A common stock and Series C common stock. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Liberty Global may, in its discretion, take any actions necessary for it to make the tender offer to its stockholders in any such jurisdiction.

INSTRUCTION FORM WITH RESPECT TO
LIBERTY GLOBAL, INC.
OFFER TO PURCHASE FOR CASH
UP TO 10,000,000 SHARES OF ITS SERIES A COMMON STOCK, PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE OF $25.00 PER SHARE,
AND
UP TO 10,288,066 SHARES OF ITS SERIES C COMMON STOCK, PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE OF $24.30 PER SHARE
          The undersigned acknowledge(s) receipt of the enclosed offer to purchase dated May 18, 2006, and the related letter of transmittal of Liberty Global, Inc., a Delaware corporation (“Liberty Global”) (which, as they may be amended and supplemented from time to time, together constitute the tender offer), in connection with the tender offer by Liberty Global to purchase up to 10,000,000 shares of its Series A common stock, par value $0.01 per share, at a purchase price of $25.00 per share, and up to 10,288,066 shares of its Series C common, par value $0.01 per share, at a purchase price of $24.30 per share, in each case, net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the tender offer.
          All shares properly tendered and not properly withdrawn prior to the expiration date of the tender offer will be purchased at the purchase price, upon the terms and subject to the conditions of the tender offer, including the proration provisions described in the offer to purchase. Liberty Global will return promptly after the expiration date, at its expense, all other shares, including shares not purchased because of proration.
          The undersigned hereby instruct(s) you to tender to Liberty Global the number of shares of Series A common stock and the number of shares of Series C common stock indicated below or, if no number is indicated, all shares of Series A common and Series C common stock you hold for the account of the undersigned, at a purchase price per share of $25.00 for shares of Series A common stock and $24.30 for shares of Series C common stock, under the terms and subject to the conditions of the tender offer.
          Aggregate number of shares of Series A common stock to be tendered by you for the account of the undersigned:
_________________________ shares*
          Aggregate number of shares of Series C common stock to be tendered by you for the account of the undersigned:
_________________________ shares*

*	UNLESS OTHERWISE INDICATED, ALL OF THE SHARES OF SUCH SERIES OF COMMON STOCK HELD FOR THE ACCOUNT WILL BE TENDERED.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.
SIGNATURE BOX
Signature(s)

Dated: ____________________, 2006
Name(s) and address(es):

(Please Print)
Area code and telephone number:

Taxpayer Identification or Social Security Number:

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